Exhibit 99.1

Los Angeles – – Air Lease Corporation (the “Company”) amended and extended its unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein (as amended, the “Syndicated Unsecured Revolving Credit Facility”) whereby the Company extended the maturity date from May 5, 2019 to May 5, 2020 and increased total revolving commitments to $3.13 billion from $2.78 billion, across 39 financial institutions.  The Syndicated Unsecured Revolving Credit Facility remains priced at LIBOR plus 125 basis points with a 25 basis point facility fee, subject to reductions based on improvements in the Company’s credit ratings.  Under the Syndicated Unsecured Revolving Credit Facility, lenders hold revolving commitments totaling $2.78 billion that mature on May 5, 2020, with the remaining revolving commitments maturing prior to May 5, 2020.

“The unsecured bank revolver is a key advantage in the Company’s capital structure that provides us with both flexibility and speed when deploying capital.  We believe our financial results over the past six years have earned the confidence of our banking group and led to the upsizing and extension of the facility,” said Gregory B. Willis, Senior Vice President and Chief Financial Officer of the Company.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of the Syndicated Unsecured Revolving Credit Facility. Forward-looking statements are based on estimates and assumptions made by the Company’s management and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  The Company’s forward-looking statements speak only as of the date on which they are made and it does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors, including but not limited to, unexpected delays in the Company’s ability to draw on the Syndicated Unsecured Revolving Credit Facility, and those risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

About Air Lease Corporation (NYSE: AL)

ALC is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.